UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 10, 2011

Cogent Communications Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31227	52-2337274
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia		20007
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-295-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On January 10, 2011 Cogent Communications Group, Inc. issued a press release announcing plans to offer in a private placement $150 million aggregate principal amount of Senior Secured Notes due 2018 (the "Notes"), subject to market and other customary conditions. The Notes to be offered have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. As the offering is a private placement, the Notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A and to persons outside the U.S. in reliance on Regulation S. The net proceeds of the offering are intended to be used for general corporate purposes and/or repurchases of Cogent’s common stock or its convertible notes or a special dividend to Cogent’s stockholders.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release of Cogent Communications Group, Inc., dated January 10, 2011 (filed herewith).

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

January 10, 2011	By:	David Schaeffer

Name: David Schaeffer
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Cogent Communications Group, Inc., dated January 10, 2011 (filed herewith).